Exhibit 99.1

NEWS RELEASE

For Immediate Release

ALERIS ANNOUNCES FORCE MAJEURE

AT CAP DE LA MADELEINE FACILITY

BEACHWOOD, Ohio – July 2, 2008 Aleris Light Gauge Products, a business unit of Aleris International, Inc., announced today that it has declared force majeure with respect to its operations at its Cap de la Madeleine, Quebec aluminum rolling mill facility. Operations at the facility ceased earlier today as a result of the lock out of the unionized production work force.

The unionized production workforce at the facility has been working without a contract since February 1, 2008 when the previous collective bargaining agreement expired. Negotiations between representatives of management and the union have failed to produce a new agreement.

The lock out was announced to union representatives earlier today and became immediately effective. The resulting force majeure will remain in place until such time as the lock out is resolved. Aleris cannot predict how long the force majeure may last. Customers are encouraged to contact their normal sales and customer service representatives with any questions they may have about existing orders.

About Aleris

Aleris International, Inc. is a global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. Headquartered in Beachwood, Ohio, a suburb of Cleveland, the Company operates 47 production facilities in North America, Europe, South America and Asia, and has approximately 8,800 employees. For more information about Aleris, please visit our Web site at www.aleris.com.

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SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements made in this news release are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These include statements that contain words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and similar expressions intended to connote future events and circumstances, and include statements regarding future actual and adjusted earnings; future improvements in margins, processing volumes and pricing; overall 2008 operating performance; anticipated effective tax rates; expected cost savings; success in integrating Aleris’s recent acquisitions, including the acquisition of the downstream aluminum businesses of Corus Group plc; its future growth; the anticipated economic environment in 2008; future benefits from acquisitions and new products; expected benefits from changes in the industry landscape; and anticipated synergies resulting from the acquisition of the downstream aluminum businesses of Corus Group plc and other acquisitions.

Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties would include, without limitation, Aleris’s levels of indebtedness and debt service obligations; its ability to effectively integrate the business and operations of its acquisitions; further slowdowns in automotive production in the U.S. and Europe; the financial condition of Aleris’s customers and future bankruptcies and defaults by major customers; the availability at favorable cost of aluminum scrap and other metal supplies that Aleris processes; the ability of Aleris to enter into effective metals, natural gas and other commodity derivatives; continued increases in natural gas and other fuel costs of Aleris; a weakening in industrial demand resulting from a decline in U.S. or world economic conditions, including any decline caused by terrorist activities or other unanticipated events; future utilized capacity of Aleris’s various facilities; a continuation of building and construction customers and distribution customers reducing their inventory levels and reducing the volume of Aleris’s shipments; restrictions on and future levels and timing of capital expenditures; retention of Aleris’s major customers; the timing and amounts of collections; currency exchange fluctuations; future write-downs or impairment charges which may be required because of the occurrence of some of the uncertainties listed above; and other risks listed in Aleris’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to Aleris’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and quarterly report on Form 10-Q for the quarter ended March 31, 2008, particularly the sections entitled “Risk Factors” contained therein.

Media Contact:	William Sedlacek
Aleris International, Inc.
Phone # 216-910-3522

Investor Contact:	Sean M. Stack
Aleris International, Inc.
Phone # 216-910-3504